Registration No. 333-00890

Registration No. 333-85561

Registration No. 333-103611

Registration No. 333-127362

Registration No. 333-152744

Registration No. 333-193804

Registration No. 333-197888

Registration No. 333-215978

Registration No. 333-235596

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-00890)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-85561)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-103611)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-127362)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-152744)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-193804)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-197888)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-215978)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-235596)

UNDER THE SECURITIES ACT OF 1933

AVX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0379007
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1 AVX Boulevard

Fountain Inn, South Carolina 29644

(864) 967-2150

(Address, including zip code, and telephone number of Principal Executive Offices)

AVX Corporation SERP

AVX Corporation 1995 Stock Option Plan

AVX Corporation Non-Employee Directors’ Stock Option Plan

AFGWU Local 1028 401(k) Retirement Plan for Employees of AVX Corporation in Raleigh, North Carolina

AVX Corporation 2004 Stock Option Plan

AVX Corporation 2004 Non-Employee Directors’ Stock Option Plan

AVX Corporation 2014 Stock Option Plan

AVX Corporation 2014 Non-Employee Directors’ Stock Option Plan

AVX Corporation 2014 Restricted Stock Unit Plan

AVX Corporation 401(k) Plan

AVX Nonqualified Supplemental Retirement Plan

AVX Greenville LLC 401(k) Plan

(Full Title of the Plan)

Michael Hufnagel

Senior Vice President, Chief Financial Officer

and Treasurer

AVX Corporation

1 AVX Boulevard

Fountain Inn, South Carolina 29644

(864) 967-2150

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to: Dennis O. Garris Alston & Bird LLP The Atlantic Building 950 F Street, NW Washington, DC 20004-1404 (202) 239-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) deregisters all shares of AVX Corporation, a Delaware corporation (the “Registrant”), common stock, par value $0.01 per share (“Shares”), and any other securities remaining unissued, under the following Registration Statements on Form S-8 (each, a “Registration Statement” and, collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•

Registration Statement on Form S-8 (No. 333-00890), which was filed with the Commission on June 24, 1996, together with Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 to such registration statement, which were filed with the Commission on August  6, 1999 and August 18, 1999, respectively, pertaining to the registration of securities issuable under the Registrant’s SERP and Nonqualified Supplemental Retirement Plan.

•

Registration Statement on Form S-8 (No. 333-85561), which was filed with the Commission on August 19, 1999, pertaining to the registration of 127,800 Shares issuable under the Registrant’s 1995 Stock Option Plan, and 522,200 Shares issuable under the Registrant’s Non-Employee Directors’ Stock Option Plan.

•

Registration Statement on Form S-8 (No. 333-103611), which was filed with the Commission on March 5, 2003, pertaining to the registration of 50,000 Shares issuable under the AFGWU Local 1028 401(k) Plan for Employees of the Registrant in Raleigh, North Carolina.

•

Registration Statement on Form S-8 (No. 333-127362), which was filed with the Commission on August 9, 2005, pertaining to the registration of 11,000,000 Shares issuable under the Registrant’s 2004 Stock Option Plan and the Registrant’s 2004 Non-Employee Directors’ Stock Option Plan.

•

Registration Statement on Form S-8 (No. 333-152744), which was filed with the Commission on August 4, 2008, pertaining to the registration of 2,312,052 Shares issuable under the Registrant’s 1995 Stock Option Plan and the Registrant’s Non-Employee Directors’ Stock Option Plan.

•

Registration Statement on Form S-8 (No. 333-193804), which was filed with the Commission on February 7, 2014, pertaining to the registration of 11,000,000 Shares issuable under the Registrant’s 2014 Stock Option Plan and the Registrant’s 2014 Non-Employee Directors’ Stock Option Plan.

•

Registration Statement on Form S-8 (No. 333-197888), which was filed with the Commission on August 6, 2014, pertaining to the registration of 3,000,000 Shares issuable under the Registrant’s 2014 Restricted Stock Unit Plan.

•

Registration Statement on Form S-8 (No. 333-215978), which was filed with the Commission on February 9, 2017, pertaining to the registration of 2,000,000 Shares issuable under the Registrant’s 401(k) Plan and the Registrant’s Nonqualified Supplemental Retirement Plan.

•

Registration Statement on Form S-8 (No. 333-235596), which was filed with the Commission on December 19, 2019, pertaining to the registration of 3,000,000 Shares issuable under the Registrant’s Greenville LLC 401(k) Plan.

Pursuant to the Agreement and Plan of Merger, dated as of February 21, 2020, among the Registrant, Kyocera Corporation (“Kyocera”), and Arch Merger Sub Inc., a wholly-owned subsidiary of Kyocera (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly-owned subsidiary of Kyocera (the “Merger”), effective as of March 30, 2020.

As a result of the completion of the transactions contemplated by the Merger Agreement, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, where applicable, in accordance with undertakings made by the Registrant in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

Item 8.	Exhibits

The following exhibit is incorporated by reference into this Post-Effective Amendment to Form S-8 Registration Statements:

Exhibit Number	Description of Document

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Annual Report on Form 10-K of the Company for the year ended March 31, 2019)

SIGNATURES

The Company. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Form S-8 Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fountain Inn, State of South Carolina, on March 30, 2020.

AVX CORPORATION

By:	/s/ Michael Hufnagel
Michael Hufnagel Senior Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Form S-8 Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* JOHN SARVIS	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 30, 2020

* MICHAEL HUFNAGEL	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 30, 2020

* GORO YAMAGUCHI	Director	March 30, 2020

* HIDEO TANIMOTO	Director	March 30, 2020

* SHOICHI AOKI	Director	March 30, 2020

* KOICHI KANO	Director	March 30, 2020

* HIROSHI FURE	Director	March 30, 2020

* by: /s/ Michael Hufnagel MICHAEL HUFNAGEL, Attorney-in-fact for each of the persons indicated.

The Plans. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment to the Form S-8 Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fountain Inn, State of South Carolina, on March 30, 2020.

AVX GREENVILLE LLC 401(K) PLAN
AVX NONQUALIFIED SUPPLEMENTAL RETIREMENT PLAN

By:	/s/ Michael Hufnagel
Michael Hufnagel Senior Vice President, Chief Financial Officer and Treasurer